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                                  EXHIBIT 5.1





                                                   December 2, 1994



McClatchy Newspapers, Inc.
2100 Q Street
Sacramento, CA 95852


         Re:     Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by McClatchy Newspapers, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to 650,000 shares of the Company's Class A Common Stock issuable pursuant to the McClatchy Newspapers, Inc. 1994 Stock Option Plan (the "Plan"), it is our opinion that such shares of Class A Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,



                                                   /s/ PILLSBURY MADISON & SUTRO
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